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EXHIBIT 23.1


Consent of Independent Auditors

We consent to the inclusion in this Registration Statement (Form SB-2 No. 333- ____________) and the related prospectus of Integrated Performance Systems, Inc. of our report dated February 28, 2002 pm the financial statements of Integrated Performance Systems, Inc. for the year ended November 30, 2001.



/s/ TRAVIS, WOLFF & COMPANY, L.L.P.

Dallas, Texas
December 15, 2003